                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ARCH COAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

                                   [LOGO] ACI

                                 ARCH COAL, INC.



                        One CityPlace Drive, Suite 300
                           St. Louis, Missouri 63141
                                 (314) 994-2700


                                 March 21, 2002





To Our Stockholders:


     You are cordially invited to attend the Annual Meeting of Stockholders of Arch Coal, Inc. which will be held at our headquarters at CityPlace One, One CityPlace Drive, St. Louis, Missouri, in the lower level auditorium, on Thursday, April 25, 2002, at 10:00 a.m., local time. The formal Notice of the Annual Meeting, the Proxy Statement and a proxy card accompany this letter.


     We hope that you will be present at the meeting. Whether or not you plan to attend, please cast your vote by telephone or on the Internet, or complete, sign and return the enclosed proxy card in the postage-prepaid envelope, also enclosed. The prompt execution of your proxy will be greatly appreciated.


     Arch Coal's Annual Report for 2001 is also enclosed.



                                        Sincerely yours,


                                        /s/ James R. Boyd

                                        James R. Boyd
                                        Chairman of the Board


                                        /s/ Steven F. Leer

                                        Steven F. Leer
                                        President and Chief Executive Officer

                                   [LOGO] ACI

                                 ARCH COAL, INC.

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         -------------------------------

DATE:  Thursday, April 25, 2002


TIME:  10:00 a.m., local time


PLACE: CityPlace One
       Lower Level Auditorium
       One CityPlace Drive
       St. Louis, Missouri 63141


Matters to be Voted on:


     o  Election of three directors


     o Approval of an amendment to increase the number of shares under the Arch Coal, Inc. 1997 Stock Incentive Plan


     o  Section 162(m) approval for the 1997 Stock Incentive Plan


     o Ratification of the appointment of Ernst & Young LLP as principal independent auditors for the year 2002


     o  Any other matters if properly raised


     Only stockholders of record at the close of business on March 11, 2002 may vote at the meeting. Your vote is important. Whether you plan to attend the annual meeting or not, please cast your vote by phone or on the Internet, or complete, date and sign your proxy card and return it in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy. Directions to the annual meeting are printed on the back cover of this proxy statement.



                                     /s/ Robert G. Jones

                                     Robert G. Jones
                                     Vice President -- Law, General Counsel and
                                     Secretary


March 21, 2002

                               Table Of Contents




                                                                                         Page
                                                                                         No.
                                                                                        -----
Information About the Annual Meeting ..................................................   1
Election of Directors (Proxy Item No. 1) ..............................................   5
 Structure of the Board. ..............................................................   5
 Nominees For a Three-Year Term That Will Expire in 2005 ..............................   5
 Directors Whose Terms Will Expire in 2003 ............................................   5
 Directors Whose Terms Will Expire in 2004 ............................................   6
 Board Meetings and Committees ........................................................   6
 Audit Committee Report ...............................................................   7
 Compensation of Directors ............................................................   8
Ownership of Arch Coal Common Stock ...................................................   8
 Ownership by Directors and Executive Officers ........................................   8
 Ownership by Others ..................................................................  10
Compensation of Executive Officers and Other Information ..............................  11
 Report of the Personnel and Compensation Committee ...................................  11
 Summary Compensation Table ...........................................................  15
 Stock Option Grants ..................................................................  15
 Stock Option Exercises ...............................................................  16
 Pension Plans ........................................................................  16
 Employment Agreements ................................................................  17
 Beneficial Ownership Reporting Compliance ............................................  17
 Stock Price Performance Graph ........................................................  18
Approval of Amendment to Increase Shares under the Arch Coal, Inc. 1997 Stock Incentive
 Plan (Proxy Item No. 2) ..............................................................  19
Section 162(m) Approval for the 1997 Stock Incentive Plan (Proxy Item No. 3) ..........  23
Ratification of Independent Auditors (Proxy Item No. 4) ...............................  23
Additional Information ................................................................  25
 Information About Stockholder Proposals ..............................................  25
 Multiple Copies of Annual Report to Stockholders .....................................  25

                               -----------------
                                PROXY STATEMENT
                               -----------------
                                    FOR THE
                                ARCH COAL, INC.
                      2002 ANNUAL MEETING OF STOCKHOLDERS

                     INFORMATION ABOUT THE ANNUAL MEETING


Why Am I Receiving These Proxy Materials?

     Arch Coal's Board of Directors is soliciting proxies to be voted at the 2002 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.

     On March 25, 2002, we began mailing these proxy materials to all stockholders of record at the close of business on March 11, 2002. On March 1, 2002, there were 52,354,501 shares of Arch Coal common stock outstanding. As required by Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the meeting, during normal business hours, at Arch Coal's offices, One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.


What Am I Voting On?

     We are aware of four items to be voted on by stockholders at the annual meeting:

     o  Election of three directors: James R. Boyd, Douglas H. Hunt and
        A. Michael Perry;

     o Approval of an amendment to increase the number of shares under the Arch Coal, Inc. 1997 Stock Incentive Plan;

     o  Section 162(m) approval of the 1997 Stock Incentive Plan; and

     o Ratification of Ernst & Young LLP as the Company's independent auditors for 2002.


How Many Votes Do I Have?

     You have one vote for each share of Arch Coal common stock that you owned at the close of business on March 11, 2002, the record date. These shares include:

     o  Shares held directly in your name as the "stockholder of record";

     o Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name"; and

     o Shares credited to your account in the Arch Coal, Inc. Employee Thrift Plan or the Mingo Logan Savings Plan.


If I Am A Stockholder Of Record, How Can I Vote My Shares?

     You can vote by proxy or in person.


How Do I Vote By Proxy?

     If you are a stockholder of record, you may vote your proxy by telephone, Internet, or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers. Voting by telephone or Internet will help Arch Coal reduce costs.

     o  Voting Your Proxy by Telephone

     In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, up through the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

     o  Voting Your Proxy By Internet

     You can also choose to vote via the Internet. The web site for Internet voting is on your proxy card. Internet voting is also available 24 hours a day, 7 days a week, up through the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

     o  Voting Your Proxy By Mail

     If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

     If you vote by proxy using any of these three methods, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and whether your shares should be voted for or against the other proposals. If you vote by telephone or Internet and choose to vote with the recommendation of Arch Coal's Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted:

     o  "FOR" the election of all three nominees for director;

     o "FOR" approval of amendment to increase shares under the Arch Coal, Inc. 1997 Stock Incentive Plan;

     o  "FOR" Section 162(m) approval of the 1997 Stock Incentive Plan; and

     o "FOR" ratification of the appointment of the principal independent auditors for 2002.

     If any other matter is presented, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

     If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.


May I Revoke My Proxy?

     If you give a proxy, you may revoke it in any one of three ways:

     o  Submit a valid, later-dated proxy;

     o Notify Arch Coal's Secretary in writing before the annual meeting that you have revoked your proxy; or

     o  Vote in person at the annual meeting.


How Do I Vote In Person?

     If you are a stockholder of record, you may cast your vote in person at the annual meeting.


If I Hold Shares In Street Name, How Can I Vote My Shares?

     You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the voting instruction card included in these materials by your broker or nominee.


How Do I Vote My Shares Held In Arch Coal's Automatic Dividend Reinvestment And Stock Purchase Plan?

     If you are a participant in the Automatic Dividend Reinvestment and Stock Purchase Plan for stockholders of Arch Coal, your proxy will also serve as an instruction to vote the whole shares you hold under this plan in the manner indicated on the proxy. If your proxy is not received, your shares held in the plan will not be voted.

How Do I Vote My Arch Coal Common Stock Held In The Employee Thrift Plan Or The Mingo Logan Savings Plan?

     If you are both a registered stockholder of Arch Coal and a participant in its Employee Thrift Plan or the Mingo Logan Savings Plan, you will receive a single proxy card that covers shares of Arch Coal common stock credited to your plan account as well as shares of record registered in exactly the same name. Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through one of these plans and you do not return your proxy by Friday, April 19, 2002, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of Arch Coal common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee's duties.


Is My Vote Confidential?

     Yes. Voting tabulations are confidential.


What Vote Is Required To Approve Each Proposal?



Election of three directors      The nominees who receive the most votes for the available positions will
(Proxy Item No. 1)               be elected. If you do not vote for a particular nominee, or you indicate
                                 "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

Approval of an amendment to      The affirmative vote of a majority of the shares present in person or by
increase the number of shares    proxy at the annual meeting is required for approval of an amendment
under the Arch Coal, Inc.        to increase shares under the 1997 Stock Incentive Plan. If you "abstain"
1997 Stock Incentive Plan        from voting, it will have the same effect as if you voted "against" this
(Proxy Item No. 2)               proposal.

Section 162(m) approval of       The affirmative vote of a majority of the shares present in person or by
the 1997 Stock Incentive Plan    proxy at the annual meeting is required for Section 162(m) approval of
(Proxy Item No. 3)               the Arch Coal, Inc.'s 1997 Stock Incentive Plan. If you "abstain" from voting, it will have the same effect as if you voted "against" this proposal.

Ratification of appointment of   The affirmative vote of a majority of the shares present in person or by
independent auditors             proxy at the annual meeting is required to ratify the appointment of the
(Proxy Item No. 4)               principal independent auditors for 2002. If you "abstain" from voting, it will have the same effect as if you voted "against" this proposal.

     In order to have a valid stockholder vote, a stockholder quorum must exist at the annual meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of Arch Coal stock are present at the meeting, either in person or by proxy.

     If a broker indicates on its proxy that it does not have authority to vote certain shares held in "street name" on particular proposals, the shares not voted ("broker non-votes") will have no effect on these proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals under the rules of the New York Stock Exchange and the beneficial owner has not instructed the broker how to vote on these proposals.


Who Is Paying The Costs Of Soliciting These Proxies?

     Arch Coal is paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. A few officers and employees of Arch Coal may also participate in the solicitation, without additional compensation.

Where Can I Find The Voting Results Of The Meeting?


     We intend to announce preliminary voting results at the meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the first quarter of 2002. You can obtain a copy of the Form 10-Q by logging on to our website at www.archcoal.com, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.


Can I Receive Future Stockholder Communications Over the Internet?


     Yes. You may consent to access future stockholder communications (e.g., annual reports, proxy statements, and interim communications) from us or on our behalf over the Internet instead of receiving those documents in the mail. Providing such communications over the Internet will reduce our printing and postage costs and the number of paper documents you would otherwise receive. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location of the material. There is no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent, if your shares are registered in your name, follow the prompts when you vote by telephone or over the Internet. If you vote by mail, check the appropriate box located at the bottom of the proxy card. If your shares are registered in the name of a nominee, follow the directions provided by such nominee if this option is available.

                             ELECTION OF DIRECTORS

                              (PROXY ITEM NO. 1)

     Mr. Robert Hintz, an Arch Coal Board Member, passed away on December 26, 2001 after an extended illness. Mr. Hintz had been a director since 1997 and, since 1989, had been Chairman of the Board of R.L. Hintz & Associates, a management consulting firm. He was also a director of Ashland Coal, Inc., from 1993 to its merger with Arch Coal in 1997. Mr. Hintz served on the Audit Committee (as Audit Committee Chairman from 1997-2001) and the Directors Committee. Mr. Hintz provided strong leadership and tremendous insight into many of the complexities and challenges that Arch Coal faced over the years and he will be greatly missed.


Structure Of The Board

     Our Restated Certificate of Incorporation and by-laws provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year's annual meeting. The size of the Board can be changed by a two-thirds vote of the entire Board and is currently set at nine members. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred. As a matter of policy, the Board will submit the nomination of a director elected to fill a vacancy to the vote of the Company's stockholders at the next annual meeting.

     Arch Coal's Board of Directors has nominated three individuals for election as directors for a three-year term that will expire in 2005: James R. Boyd, Douglas H. Hunt, and A. Michael Perry. All nominees are currently serving as directors of the Company.

     The Board is not aware that any nominee named in this proxy statement will be unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the meeting.


Nominees For a Three-Year Term That Will Expire in 2005:

     JAMES R. BOYD, 55, Chairman of the Board, has been a director of Arch Coal since 1990. He served as Senior Vice President and Group Operating Officer of Ashland Inc., a multi-industry company with operations in chemicals, motor oil, car care products and highway construction, from 1989 until his retirement in January 2002.

     DOUGLAS H. HUNT, 49, has been a director of Arch Coal since 1995 and, since May 1995, has served as director of Acquisitions of Petro-Hunt, LLC, a private oil and gas exploration and production company.

     A. MICHAEL PERRY, 65, has been a director of Arch Coal since 1998. He served as Chairman of Bank One, West Virginia, N.A. from 1993 and as its Chief Executive Officer from 1983 to his retirement in June 2001. Mr. Perry is also a director of Champion Industries, Inc.



         Your Board of Directors recommends a vote "For" these nominees

Directors Whose Terms Will Expire in 2003:

     FRANK M. BURKE, 62, has been a director of Arch Coal since September 2000. He has served as Chairman, Chief Executive Officer and Managing General Partner of Burke, Mayborn Company, Ltd., a private investment and consulting company, since 1984. Mr. Burke is also a director of Kaneb Services LLC, Xanser Corporation, Kaneb Pipe Line Company (general partner of Kaneb Pipe Line Partners, LP) and AVIDYN, Inc. (formerly Medical Control, Inc.) and a member of the National Petroleum Council.

     IGNACIO DOMINGUEZ URQUIJO, 57, has been a director of Arch Coal since 1998 and, since June 1998, has been Chief Executive Officer and Administrator of Carboex, S.A., a fuel trading firm belonging to Endesa Group, the leading Spanish utility company, and Senior Vice President of Endesa Group. Mr. Dominguez was the General Manager of SE.PI, a Spanish government holding group, from July 1996 to June 1998 and served as Director and General Manager for Processing Industries of TENEO, a Spanish government holding group, and its predecessor, I.N.I., from 1992 to July 1996.


     JAMES L. PARKER, 64, has been a director of Arch Coal since 1995. He was President of Hunt Petroleum Corporation, a private oil and gas exploration and production company, from 1990 until his retirement in February 2001 and since 1994 has been President and a director of Hunt Coal Corporation, a subsidiary of Hunt Petroleum.


Directors Whose Terms Will Expire In 2004:


     STEVEN F. LEER, 49, has been President and Chief Executive Officer and a director of Arch Coal since 1992. He is also a director of the Norfolk Southern Corporation and Chairman of the Center for Energy and Economic Development and the National Coal Council.


     ROBERT G. POTTER, 63, has been a director of Arch Coal since April 2001. Mr. Potter was Chairman and Chief Executive Officer of Solutia Inc., a producer and marketer of a variety of high performance chemical-based materials, from 1997 to his retirement in 1999. Mr. Potter served for 32 years with Monsanto Company (now Pharmacia Corporation) prior to its spin-off of Solutia in 1997, most recently as the Chief Executive of its chemical businesses. Mr. Potter is a Director of Stepan Company and of some private companies of which he is also an investor.


     THEODORE D. SANDS, 56, has been a director of Arch Coal since 1999 and, since February 1999, has served as President of HAAS Capital, LLC, a private consulting and investment company. Mr. Sands is also a director of Mosiac Group, Inc., Protein Sciences Corporation and Terra Nitrogen Corporation. Mr. Sands served as Managing Director, Investment Banking for the Global Metals/Mining Group of Merrill Lynch & Co. from 1982 until February 1999.


Board Meetings and Committees


     The Board of Directors met eight times in 2001. In addition to meetings of the full Board, directors attended meetings of Board committees. Each director attended at least 75% of the aggregate Board meetings and meetings of committees of which he is a member. A description of each committee and its current membership follows.


 Committee on Directors


     Members: Mr. Parker (Chairman), Mr. Boyd and Mr. Perry


     The Committee on Directors met two times during 2001. Its functions include the recruitment and recommendation to the Board of Directors of nominees for directors, the oversight of the annual evaluation of directors and the review and recommendation of the directors' compensation program.


 Finance Committee


     Members: Mr. Sands (Chairman), Mr. Dominguez, Mr. Leer, Mr. Parker and Mr. Perry


     The Finance Committee met eight times in 2001. This Committee reviews and approves fiscal policies relating to Arch Coal's financial structure, including its debt, cash and risk management. It also reviews and recommends to the Board appropriate action with respect to significant financial matters, major capital expenditures and acquisitions, and funding policies of Arch Coal's employee benefit plans.

 Personnel and Compensation ("P&C") Committee

     Members: Mr. Hunt (Chairman), Mr. Boyd, Mr. Burke, Mr. Potter and
Mr. Sands

     The P&C Committee met three times during 2001. The duties of this Committee include the approval of the compensation of executive officers of Arch Coal and its subsidiaries above specified dollar levels and the selection of participants and awards under Arch Coal's incentive plans. The P&C Committee also establishes policies regarding compensation, position evaluations, transfers and terminations. In addition, it provides oversight of Arch Coal's retirement, savings and other benefit plans.

 Audit Committee

     Members: Mr. Burke (Chairman), Mr. Dominguez, Mr. Hunt and Mr. Potter

     The Audit Committee met five times during 2001. Its primary responsibility is to oversee the Company's financial reporting process on behalf of the Board including evaluating, recommending and, if necessary, replacing Arch Coal's independent auditors, reviewing year-end and interim financial statements and the adequacy and effectiveness of internal accounting and financial controls. The Audit Committee is composed solely of independent directors and operates under a written charter adopted by the entire Board.


Audit Committee Report

     Management is responsible for Arch Coal's internal controls and the financial reporting process while the independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee has met with and held discussions with management and with Arch Coal's internal and independent auditors.

     The Audit Committee reviewed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met with the auditors, with and without management present, to discuss the results of their examinations and their evaluations of Arch Coal's internal controls. The Committee also reviewed with the independent auditors their judgment as to the quality, and not just the acceptability, of the Company's accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and Arch Coal including the matters in the written disclosures required by the Independence Standards Board and whether the provision of non-audit services to the Company by the firm is compatible with maintaining auditor independence. Pursuant to a policy adopted by the Board of Directors, Arch Coal's independent auditors may only perform services on behalf of the Company which are related to the audit or consist of tax compliance and tax consulting services. Finally, the Committee received management representation that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     During 2001, Ernst & Young charged fees for services rendered to the Company as follows:



Service                                                              Fee
--------------------------------------------------------------   -----------
       Audit .................................................    $527,200
       Information systems design and implementation .........         -0-
       All other services (including tax services) ...........     372,346

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of Ernst & Young as Arch Coal's independent auditors for 2002.

     A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit A.



AUDIT COMMITTEE
Frank M. Burke, Chairman
Ignacio Dominguez
Douglas H. Hunt
Robert G. Potter


Compensation of Directors


     Directors who are Arch Coal employees do not receive payment for their services as directors. The following table displays all components of compensation for non-employee directors:



                                                                           Amount of
Form of Compensation                                                      Compensation
------------------------------------------------------------------------ -------------
       Annual Board Retainer* ..........................................    $ 55,000
       Additional Annual Retainer for Chairman of the Board ............    $100,000
       Additional Annual Retainer for Audit Committee Chairman .........    $ 10,000
       Additional Annual Retainer for other Committee Chairmen .........    $  4,000
       Board Attendance Fee (each meeting) .............................    $  1,250
       Committee Attendance Fee (each meeting) .........................    $  1,250
       New Director Fee** ..............................................    $ 30,000

----------
* At least $30,000 of the annual retainer is subject to mandatory deferral under Arch Coal's Outside Director's Deferred Compensation Plan into a hypothetical investment in Arch Coal stock and is payable in cash upon the director's termination of service.

** New directors receive an additional $30,000 during their first full year of service on the Board. This additional amount is subject to mandatory deferral under the Deferred Compensation Plan.


     Mr. Dominguez serves as a director of the Company pursuant to an agreement among the Company, Ashland and his employer, Carboex, S.A. At Mr. Dominguez's request, all directors fees earned by him are paid directly to Carboex.


     Arch Coal also pays for each director's costs of attending Board meetings and, under the Arch Coal, Inc. Director Matching Gift Program, the Company donates $2.00 for each dollar contributed by directors to accredited institutions of higher education up to a maximum of $6,000 each year. Non-employee directors do not have a retirement plan nor do they participate in the Company's benefit plans.


Ownership of Arch Coal Common Stock


 Ownership By Directors and Executive Officers


     The following table shows Arch Coal common stock owned beneficially by the Company's directors and executive officers as of March 1, 2002. In general, "beneficial ownership" includes those shares a person has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, each person has sole voting and investment power over his shares.

                                                                         Shares
                                                                       Underlying
                                                                        Options                      Percentage
                                                                      Exercisable                        of
                                                       Shares of       Within 60                     Outstanding
Beneficial Owner                                     Common Stock         Days           Total         Shares
-------------------------------------------------   --------------   -------------   ------------   ------------
James R. Boyd, Chairman of the Board
 and Director (1) (2) ...........................         36,528            -0-          36,528            *
Frank M. Burke, Director (2) ....................         58,120            -0-          58,120            *
Ignacio Dominguez Urquijo, Director (3) .........      1,640,000            -0-       1,640,000          3.1%
Douglas H. Hunt, Director (2) (4) ...............         21,146            -0-          21,146            *
Steven F. Leer, President, CEO and
 Director (1) (5) ...............................         24,579        133,897         158,476            *
James L. Parker, Director (2) (6) ...............      2,205,316            -0-       2,205,316          4.2%
A. Michael Perry, Director (2) ..................         11,036            -0-          11,036            *
Robert G. Potter, Director (2) ..................          3,530            -0-           3,530
Theodore D. Sands, Director (2) .................         36,497            -0-          36,497            *
Kenneth G. Woodring, Executive Vice
 President--Operations (5) ......................         13,420         94,598         108,018            *
John W. Eaves, Senior Vice President--
 Marketing (5) ..................................          1,409         51,616          53,025            *
Robert E. Messey, Senior Vice President
 and Chief Financial Officer ....................            -0-         13,034          13,034            *
Robert W. Shanks, Vice President--
 Operations (5) .................................          1,334         51,182          52,516            *
All directors and executive officers of
 Arch Coal as a group (17 persons) (7) ..........      4,066,325        508,258       4,574,583          8.7%

----------
*     Less than one percent of the outstanding shares.

(1) Includes shares held jointly with such person's spouse in the following amounts: Mr. Boyd--1,045 and Mr. Leer--1,010.

(2) Includes shares held under the Director Deferred Compensation Plan in the following amounts: Mr. Boyd--2,600; Mr. Burke--8,120; Mr. Hunt--10,146; Mr. Parker--4,757; Mr. Perry--4,757; Mr. Potter--3,530; and
      Mr. Sands--11,497.

(3) Consists of shares held by Carboex as of March 1, 2002. Mr. Dominguez is an executive officer of Carboex, and to the extent he may be deemed to be a control person of Carboex, he may be deemed to be a beneficial owner of shares owned by Carboex. Mr. Dominguez disclaims beneficial ownership of such shares.

(4) Mr. Hunt also has a beneficial interest in a trust known as the Lyda Hunt-Herbert Trusts--Douglas Herbert Hunt, which owns 209,477 shares. Mr. Hunt does not control the Trust.

(5) Includes shares held under Arch Coal's Employee Thrift Plan in the following amounts: Mr. Leer-- 23,569; Mr. Eaves--1,409;
      Mr. Shanks--1,084; and Mr. Woodring--2,313.

(6) Includes 2,199,659 shares owned by Hunt Coal Corporation. Mr. Parker is a director and executive officer of Hunt Coal Corporation, and he may be deemed to share voting and dispositive power with respect to the shares of common stock owned by Hunt Coal. Mr. Parker disclaims beneficial ownership of such shares.

(7) Includes 37,074 shares held by executive officers under Arch Coal's Employee Thrift Plan and 3,483 shares held by executive officers under Arch Coal's Deferred Compensation Plan.

 Ownership By Others


     The following table shows all persons or entities that Arch Coal knows were "beneficial owners" of more than five percent of Arch Coal common stock on March 1, 2002 and is based on filings made by such owners with the Securities and Exchange Commission.




                                                  Shares of    Percent of
Beneficial Owner                                Common Stock     Class*
---------------------------------------------- -------------- -----------
     Mellon Financial Corporation**
      One Mellon Center
      Pittsburgh, Pennsylvania 15258 ......... 7,043,981          13.45%

----------
*     Percentage of the Company's outstanding shares of common stock on March
      1, 2002.

** This entity has disclaimed beneficial ownership of the shares attributed to it pursuant to the U.S. securities laws.

                      COMPENSATION OF EXECUTIVE OFFICERS


Report of the Personnel and Compensation Committee


The P&C Committee

     The P&C Committee is comprised entirely of non-employee directors and has the responsibility for reviewing and approving changes to Arch Coal's executive compensation policies and programs. The Committee also approves all compensation payments to the Chief Executive Officer and other executive officers, except for grants of stock-based compensation, which are approved by the Board of Directors as a whole.

     The members of the Committee are free from interlocking or other relationships that could create a conflict of interest.


Compensation Principles

     Arch Coal's compensation program for executives consists of three key elements:

     o  A base salary;

     o  A performance-based annual bonus; and

     o A long-term incentive program consisting of periodic grants of both stock options and performance shares or units.

     The fundamental objective of Arch Coal's executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and stockholder value. Arch Coal's compensation program meets this objective by:

     o Providing for a level of base compensation that is competitive with other similarly sized publicly-traded companies, with particular emphasis on those in mining and extractive industries;

     o Providing total compensation opportunities which are comparable to the opportunities provided by a group of peer companies of similar size and diversity to Arch Coal in analogous or related businesses (the "compensation peer group"), as well as general industry indices. The compensation peer group companies utilized for analyzing compensation comparisons are currently the same companies as utilized in the performance graph shown on page 18;

     o Linking the compensation of Arch Coal executives to the operating and financial performance of the Company by making significant elements of each executive's compensation sensitive to the Company's overall performance;

     o Emphasizing variable pay and long-term incentives at more senior levels of the company; and

     o Rewarding executives for both the short and long-term enhancement of stockholder value.


Annual Base Salary

     Base compensation is determined in accordance with the executive compensation principles established by the Committee. The Committee considers overall company performance, individual performance, competitive compensation and target pay levels when determining compensation.


Annual Incentive Bonus


 Incentive Compensation Plan

     The Company's incentive compensation plan provides opportunities for key executives of Arch Coal to earn annual incentive compensation based upon the successful achievement of individual and Company financial and operating performance objectives. Approximately 220 employees were eligible to participate in the plan in 2001.

     A participant's maximum annual incentive opportunity is based upon his or her level of participation in the bonus plan. The incentive opportunity increases based upon an executive's potential to affect operations or profitability. The maximum incentive opportunity in 2001 for the Chief Executive Officer was 125% of base salary while the maximum incentive opportunity for the other executives, including the other executive officers named in this proxy statement, was 80% to 100% of base salary.

     Awards for corporate employees, including the CEO, are based on overall corporate and individual performance. Awards to operating subsidiary employees are based on a combination of corporate, subsidiary and individual performance. Company performance is determined by comparing the Company's actual performance against objective performance measures, which are established by the Board at the beginning of each calendar year. For 2001, these performance measures, which are weighed equally, are:

     o  earnings per share (EPS);

     o adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA);

     o  cost reduction; and

     o  debt reduction.

     Company performance is weighted more at senior levels in the organization; however, all participants in the program have an individual performance factor which is based upon an evaluation of the extent to which an individual has successfully discharged his duties during the year. All award payments are subject to the review and approval of the Committee.


 2001 Incentive Bonuses

     The table below shows key measures of Arch Coal's financial performance for 2001 compared to 2000:




(in millions except per share data)               2001           2000
-------------------------------------------   -----------   -------------
       Net income (loss) ..................    $  7.2       $  (12.7)
       Income from operations .............      62.5           74.0
       Debt ...............................     773.9        1,150.8
       Adjusted EBITDA (1) ................     282.3          315.2
       Earnings (loss) per share ..........    $ 0.15       $  (0.33)

----------
(1) Income from operations before the effect of changes in accounting principles and extraordinary items, asset impairment and restructuring charges, net interest expense, income taxes, depreciation, depletion and amortization for Arch Coal, its subsidiaries and its ownership percentage in its equity investments.

     The Company's performance in 2001 resulted in a partial bonus pay-out based on the corporate performance measures referenced above. The Chief Executive Officer and other executives earned a bonus for corporate performance under the plan equal to 29.6% of their maximum incentive opportunity. In addition, the Chief Executive Officer and other executives were eligible to receive an award of up to 10% of their maximum incentive opportunity based on individual performance.


Long-Term Incentives

     The Committee has determined that a long-term incentive opportunity for each of Arch Coal's executive officers should be delivered through awards of stock options and phantom performance shares. The Committee intends that these long-term incentive opportunities be competitive and based on actual Company performance.


 Stock Options

     Arch Coal's employee stock option program is a long-term plan designed to link executive compensation with increased stockholder value. A target value has been established for each executive officer and other key employees of Arch Coal. This target helps to establish the range of stock options to be granted periodically to key employees. At the discretion of the Board of Directors, awards can be made that deviate from these general guidelines. In 2001, the Company granted stock options to purchase 584,400 shares to nine executive officers, including 177,400 to the Chief Executive Officer.


     All stock options are granted with an exercise price equal to the closing price of common stock on the date of grant. Vesting of stock options generally occurs over a period of three to four years, as determined by the Committee; however, options will generally immediately vest upon a change in control of Arch Coal or upon an employee's death, retirement or disability.


Deductibility of Compensation


     Under Section 162(m) of the Internal Revenue Code, Arch Coal is subject to the loss of the deduction for compensation in excess of $1 million paid to one or more of the executive officers named in this proxy statement. This deduction can be preserved if Arch Coal complies with certain conditions in the design and administration of its compensation programs.


     The P&C Committee will make reasonable efforts, consistent with sound executive compensation principles and the needs of Arch Coal, to ensure that all future amounts paid to its executive officers will be fully deductible by the Company.


Other Plans


     Arch Coal maintains a Deferred Compensation Plan pursuant to which certain executives can defer base and annual incentive compensation. Arch Coal also maintains an Employee Thrift Plan, a Cash Balance Pension Plan, insurance and other benefit plans for its employees. Executives participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executives under the plans.


Compensation of the Chief Executive Officer


     Mr. Leer's base compensation was increased to $575,000 in 2001 based on the base compensation principles outlined above.


     For 2001, Mr. Leer's maximum incentive opportunity under Arch Coal's annual incentive compensation plan was 125% of his base salary, or $718,750, which could be earned 90% based on company performance and 10% on individual performance. As described above, the corporation's performance in 2001 resulted in a bonus pay out based on corporate performance to the Chief Executive Officer of 29.6% of his maximum corporate performance incentive opportunity. In addition, based on the Committee's evaluation of the CEO's performance, the Committee awarded the CEO an additional pay out of 86% of his maximum individual performance incentive opportunity.


General


     This report is submitted by the P&C Committee with respect to all matters set forth in the report, except for those matters related to stock options and by the entire Board of Directors, but only with respect to stock options. Mr. Leer excused himself from Board meetings and abstained from voting with respect to all matters relating to stock-based compensation.

     In summary, the Committee and the Board believe that the total compensation opportunities provided to Arch Coal's executive officers create a strong linkage and alignment with the long-term best interest of Arch Coal and its stockholders.




          Personnel and                   Arch Coal, Inc.
      Compensation Committee            Board of Directors
---------------------------------   --------------------------
      Douglas H. Hunt, Chairman     James R. Boyd, Chairman
      James R. Boyd                 Frank M. Burke
      Frank M. Burke                Ignacio Dominguez Urquijo
      Robert G. Potter              Douglas H. Hunt
      Theodore D. Sands             Steven F. Leer
                                    James L. Parker
                                    A. Michael Perry
                                    Robert G. Potter
                                    Theodore D. Sands

                          SUMMARY COMPENSATION TABLE


     The following table is a summary of compensation information for each of the last three years for the Chief Executive Officer and each of the other four most highly compensated executive officers, based upon annual salary for the year 2001:



                                                                                            Long-Term
                                                   Annual Compensation                     Compensation
                                 -------------------------------------------------------- -------------
                                                                                            Securities
                                                                                            Underlying      All Other
                                                 Salary    Bonus        Other Annual          Option     Compensation (2)
Name and Principal Position           Year        ($)       ($)     Compensation ($) (1)    Awards(#)          ($)
-------------------------------- ------------- --------- --------- ---------------------- ------------- -----------------
Steven F. Leer .................      2001      575,000   274,500           3,909            177,400          29,008
 President & Chief Executive          2000      500,000   457,344           3,639                -0-          26,277
 Officer                              1999      400,000   178,000           1,297             70,000          24,000

Kenneth G. Woodring ............      2001      365,000   134,300           3,909             78,500          16,666
 Executive Vice President--           2000      350,000   251,213           4,139                -0-           9,669
 Operations                           1999      300,000   106,800          10,567             30,000          18,000

John W. Eaves ..................      2001      295,000   116,800           3,806             62,200          16,461
 Senior Vice President--              2000      275,000   201,231             171                -0-          13,393
 Marketing                            1999      190,000    70,300              --             26,500          11,400

Robert J. Messey ...............      2001      275,000   105,100           7,615             31,400          10,200
 Senior Vice President and Chief      2000(3)    20,096    17,022              --             30,000             -0-
 Financial Officer                    1999(3)        --        --              --                 --              --

Robert W. Shanks ...............      2001      260,000   117,700           3,909             55,000          10,195
 Vice President--Operations           2000      250,000   153,750           4,326                -0-          10,200
                                      1999      225,000    80,100           9,334             26,500          13,500

----------
(1)   Represents tax reimbursement payments.

(2) This amount represents: contributions made to the applicable Employee Thrift Plan for 1999, 2000 and 2001, and credits made under Arch Coal's Deferred Compensation Plan for 2000 and 2001. All contributions to the Employee Thrift Plan were made during the listed year. All credits pursuant to the Deferred Compensation Plan were made in the following year.

(3)   Mr. Messey's employment with Arch Coal began in December 2000.



Stock Option Grants


     The following table shows information with respect to the options granted to the named executive officers during 2001:

                                                                                Potential Realizable
                                                                                       Value
                                                                                 At Assumed Annual
                                Number of   % of Total                          Rates of Stock Price
                                 Shares       Options                               Appreciation
                               Underlying   Granted to    Exercise                For Option Term
                                 Options     Employees     Price     Expiration --------------------
Name and Principal Position      Granted      in 2001    Per Share      Date      5% ($)    10% ($)
----------------------------- ------------ ------------ ----------- ----------- --------- ----------
Steven F. Leer ..............     31,700        1.6%        21.95   2011        437,594   1,108,950
                                 145,700        7.2%        22.90   2006        923,530   2,041,196

Kenneth G. Woodring .........      9,300        0.5%        21.95   2011        128,379     325,338
                                  69,200        3.4%        22.90   2006        438,629     969,463

John W. Eaves ...............      9,100        0.5%        21.95   2011        125,619     318,342
                                  53,100        2.6%        22.90   2006        336,578     743,909

Robert J. Messey ............      9,100        0.5%        21.95   2011        125,619     318,342
                                  22,300        1.1%        22.90   2006        141,350     312,414

Robert W. Shanks ............      7,800        0.4%        21.95   2011        107,673     272,865
                                  47,200        2.3%        22.90   2006        299,181     661,252

Stock Option Exercises and Year--End Values

     The table below sets forth option exercises during 2001 by the named executive officers and the following information with respect to the status of their options as of December 31, 2001:

     o The total number of exercisable and unexercisable stock options held at December 31, 2001; and

     o The aggregate dollar value of in-the-money unexercised options at December 31, 2001.




                                                                    Number of Securities       Value of Unexercised
                                                                   Underlying Unexercised      In-the-Money Options
                                                                   Options at FY-End (#)          at FY-End ($)*
                           Shares Acquired                      --------------------------- --------------------------
Name                       on Exercise (#)   Value Realized ($)  Exercisable/Unexercisable   Exercisable/Unexercisable
------------------------- ----------------- ------------------- --------------------------- --------------------------
Steven F. Leer ..........          -0-               -0-              99,999/212,401             420,425/444,224
Kenneth G. Woodring .....       10,000             8,500              86,499/93,501              186,925/187,175
John W. Eaves ...........          -0-               -0-              39,749/75,451              159,154/166,003
Robert J. Messey ........          -0-               -0-              10,000/51,400              123,875/254,575
Robert W. Shanks ........          -0-               -0-              39,749/68,251              159,154/165,028

----------
* Calculated based on the closing stock price of the Company's common stock on the last trading day of 2001 of $22.70.




Pension Plans

     On January 1, 1998, Arch Coal combined and replaced both Arch Coal's and Ashland Coal's pension plans with a new Cash Balance Pension Plan. The benefits of a participating individual under one of the former plans were vested as of that date and his or her cash balance account was credited with the present value of his or her earned pension benefit, payable at age 65. Salaried employees hired after January 1, 1998 become vested after three years of employment. On an annual basis (or a shorter period if a participant's employment is terminated), each participant's account is credited with the following:

     o  contribution credits equal to a percent of total pay;

     o transition credits for a period equal to a participant's credited service under the prior pension plan as of December 31, 1997 (to a maximum of 15 years from December 31, 1997); and

     o  interest credits based on one-year treasury yields plus 1%.

     The percentage amounts of the contribution and transition credits, which are shown in the following chart, are based on the participant's age at year end:




                         Contribution Credits     Transition Credits
Age at Year End           as % of Total Pay*      as % of Total Pay**
---------------------   ----------------------   --------------------
Under 30 ............             3.0%                    1.0%
30 to 34 ............             4.0%                    1.0%
35 to 39 ............             4.0%                    2.0%
40 to 44 ............             5.0%                    3.0%
45 to 49 ............             6.0%                    4.0%
50 to 54 ............             7.0%                    4.0%
55 and over .........             8.0%                    4.0%

----------
*     Plus an additional 3% of pay above the Social Security wage base.

**    Total pay means regular salary plus annual incentive bonus payments.

     As of December 31, 2001, the estimated annual annuities (based on one-year treasury yields) payable at age 65 to executive officers named in this proxy statement are as follows:




                                         Estimated Annual
Name                                        Payments*
--------------------------------------- -----------------
  Steven F. Leer ......................      $345,125
  Kenneth G. Woodring .................      $201,511
  John W. Eaves .......................      $178,600
  Robert J. Messey ....................      $ 45,547
  Robert W. Shanks ....................      $184,200

----------
* Assumes the executive officer works until age 65, annual base compensation remains unchanged from 2001, and that future incentive compensation is equal to the average of that awarded over the last four years. The interest rate used for determining the annuity was 5.32%. The interest credits for 2002 and future years was 4.25%.


Employment Agreements


     Each executive officer has an employment agreement with Arch Coal that requires the Company to continue the executive's salary and benefits for one year if he is terminated by the Company without cause. If, however, he resigns for good reason or is terminated without cause within two years after a change in control of the Company, then, depending upon his position, he would receive a payment equal to up to three-times the highest annual compensation (including incentive compensation) he received during the prior three years. In addition, certain benefits would continue for up to three years depending upon the benefit and position held by the executive.


Section 16(a) Beneficial Ownership Reporting Compliance


     Under the securities laws, Arch Coal's directors, executive officers and any persons beneficially holding more than ten percent of the Company's common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC and the New York Stock Exchange. Specific due dates for these reports have been established and Arch Coal is required to report in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied in 2001. In making these statements, Arch Coal has relied on copies of the reports that its executive officers and directors have filed with the SEC.

Stock Price Performance Graph


     The graph below compares the cumulative total return to stockholders (stock price appreciation plus reinvested dividends) on the Company's common stock with the cumulative total return on two indices: a peer group and the Standard & Poor's (S&P) 400 Index. The graph assumes that:


     o You invested $100 in the Company's common stock and in each indicia at the closing price on December 31, 1996;


     o  all dividends were reinvested; and


     o  you continued to hold your investment through December 31, 2001.


                               [GRAPHIC OMITTED]





                            12/31/96     12/31/97     12/31/98     12/31/99     12/31/00     12/31/01
                           ----------   ----------   ----------   ----------   ----------   ---------
Arch Coal* .............   100             100            64           44           56          92
S&P 400 Index ..........   100             132           158          181          212         211
Peer Group** ...........   100              70            48           67           55          64

----------
* Performance shown in the graph and chart for Arch Coal prior to the Company's merger with Ashland Coal, Inc. on July 1, 1997 is attributable to Ashland Coal.

** Peer companies include: Consol Energy, Inc., Freeport-McMoran Copper & Gold Inc., Massey Energy Company, Newmont Mining Corporation, Peabody Energy Corporation, The Pittston Company and Southern Peru Copper Corporation.

                   APPROVAL OF AMENDMENT TO INCREASE SHARES
                      UNDER THE 1997 STOCK INCENTIVE PLAN


                               (PROXY ITEM NO. 2)

     On February 28, 2002, the Company's Board of Directors approved, subject to shareholder approval, an amendment to the Arch Coal, Inc. 1997 Stock Incentive Plan. The amendment increases the number of shares of common stock available under the Plan to 9,000,000 shares, an increase of 3,000,000 shares. A copy of the Plan, as it will be in effect after the amendment, is attached to this Proxy as Exhibit B.

     What is the purpose of the Stock Incentive Plan? The Stock Incentive Plan is designed to:

     o  reward superior performance with a variable component of pay;

     o assist the Company in attracting and retaining able management employees;

     o  encourage ownership of the Company's common stock by its management;

     o balance the short-term emphasis of the annual incentive plan with a longer-term perspective; and

     o align the goals of the recipients with those of shareholders by linking executive compensation with increased shareholder value.

     Why does the Company need more shares? Currently, 6,000,000 shares of common stock have been reserved for issuance pursuant to the Stock Incentive Plan. As of March 1, 2002, the Company had granted 6,439,623 options, including the contingent options described below. The additional shares are needed to grant the contingent options and to ensure that the Company has sufficient shares available for grants in the future.

     How many shares have been granted under the plan? The table below shows all option grants made under the Stock Incentive Plan to the listed individuals and the number of such options which were granted by the board on February 28, 2002 to occur if this proposal gains shareholder approval:




                                                        Number of Units Granted
                                       ----------------------------------------------------------
Name                                    Since Inception   2002 Contingent Grant (1)      Total
-------------------------------------- ----------------- --------------------------- ------------
Steven F. Leer .......................       421,839                109,439             531,278
Kenneth G. Woodring ..................       242,653                 42,653             285,306
John W. Eaves ........................       151,119                 35,919             187,038
Robert J. Messey .....................        95,635                 34,235             129,870
Robert W. Shanks .....................       138,868                 30,868             169,736
Executive Officer Group ..............       476,334                106,634             582,968
Non-Executive Employee Group .........     3,741,006                812,421           4,553,427
                                           ---------                -------           ---------
   Total .............................     5,267,454              1,172,169           6,439,623
                                           =========              =========           =========

----------
(1) 2002 Contingent options vest ratably over a four year period at an exercise price equal to the closing price of the Company's stock on the annual meeting date.

     Who is eligible to participate in the Plan? All officers and salaried management-level employees of the Company, currently numbering approximately 200 individuals, are eligible to participate in the plan.

     What are the terms of the Plan? The Stock Incentive Plan has the flexibility to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, merit awards, phantom stock awards and rights to acquire stock through purchase under a stock purchase program. To date, the Company has granted stock options and performance units under the Plan. The following summary of certain terms of the Stock Incentive Plan is qualified in its entirety by reference to the entire text of the plan which is attached as Exhibit B.

     Administration. The Stock Incentive Plan is administered by the Personnel and Compensation Committee of the Company's Board of Directors. Subject to the express provisions of the Stock Incentive

Plan, the committee has the authority, in its discretion, to interpret the Stock Incentive Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards and determine the form and amount and other terms and conditions of such awards.

     Eligibility. Salaried officers and other employees of the Company and its subsidiaries are eligible to be selected to participate in the Stock Incentive Plan. The selection of participants from among the employees is within the discretion of the committee.

     Amendment Of the Plan. The Company's Board of Directors may suspend, terminate, modify or amend the Stock Incentive Plan at any time, with or without prior notice; provided, however, that it may not, without stockholder approval, adopt any amendment which would (a) increase the aggregate number of shares of common stock which may be issued under the Stock Incentive Plan, (b) materially increase the benefits accruing to participants in the Stock Incentive Plan or (c) materially modify the eligibility requirements for participation in the Stock Incentive Plan, except for adjustments to reflect stock splits or combinations, reorganizations or other capital adjustments. No suspension, termination, modification or amendment may terminate an outstanding award or materially adversely affect a participant's rights under an outstanding award without the participant's consent.

     Stock Options. The committee may grant awards in the form of incentive and non-qualified stock options to purchase shares of common stock. The committee determines the number of shares subject to each option, the manner and time of the option's exercise and the exercise price per share of stock subject to the option. Generally, the term of an option may not exceed ten years and its exercise price of a stock option may not be less than the fair market value of the common stock on the date of the grant.

     Stock Appreciation Rights. The Stock Incentive Plan authorizes the committee to grant Stock Appreciation Rights (SARs) either in tandem with a stock option or independent of a stock option. A SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Company common stock from the SAR's exercise price to the market value on the date of its exercise. The committee will determine the number of shares subject to the award, the manner and time of a SAR exercise and the exercise price, which shall not be less than the fair market value of a share of common stock.

     Stock Awards. The Stock Incentive Plan authorizes the committee to grant awards in the form of shares of restricted stock or restricted stock units. Such awards will be subject to such terms, conditions, restrictions or limitations, if any, as the committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Stock Incentive Plan gives the committee the discretion to accelerate the delivery of a stock award.

     Performance Shares. The Stock Incentive Plan allows for the grant of "Performance Shares." Under the Stock Incentive Plan, Performance Shares are restricted shares of common stock which are awarded subject to attainment of certain performance goals over a period to be determined by the committee.

     Performance Units. Awards may also be granted in the form of "Performance Units" which are units valued by reference to shares of common stock. Performance Units are similar to Performance Shares in that they are awarded contingent upon the attainment of certain performance goals over a fixed period. The length of the period, the performance objectives to be achieved during the period, and the measure of whether and to what degree the objectives have been achieved, are determined by the committee.

     Change In Control. In the event of a "change in control" of the Company (as defined in the Stock Incentive Plan), (i) all of the terms, conditions, restrictions and limitations in effect on any of an employee's outstanding awards would immediately lapse and (ii) all of the employee's outstanding awards would automatically become 100% vested.

     Termination of Employment. The Stock Incentive Plan provides that if employment is terminated for cause or by the employee without the written consent and approval of the Company, all unvested Awards shall be forfeited and exercisable options shall be forfeited after 90 days from the date of termination if not exercised.

     If employment is terminated by reason of death, disability or retirement, all options and stock appreciation rights outstanding immediately prior to the date of termination shall immediately become exercisable and shall be exercisable until one year and thereafter shall be forfeited if not exercised, and all restrictions on any Awards outstanding immediately prior to the date of termination shall immediately lapse.

     If employment is terminated for any reason other than cause, or by the employee with the written consent and approval of the Company, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to such termination (except that, to the extent that an Award of restricted stock, restricted stock units, performance units, performance stock and phantom stock is subject to a performance period), such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to the date of termination and shall be determined at the end of the performance period. The proportion of an Award upon which the restricted period shall lapse shall be a fraction, the denominator of which is the total number of months of any restricted period applicable to an Award and the numerator of which is the number of months of such restricted period which elapsed prior to the date of termination.

     Options and stock appreciation rights which are or become exercisable by reason of employment being terminated by the Company for reasons other than cause or by the employee with the consent and approval of the Company, shall be exercisable until 120 days from the termination date and shall thereafter be forfeited if not exercised.

     Federal Income Tax Consequences. The following is a summary of the federal income tax consequences of Awards granted under the Stock Incentive Plan, based on current income tax laws, regulations and rulings.

     Incentive Stock Options. Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee.) Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of the optionee's gain or loss will be the difference between the amount realized on the disposition of the shares and the basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise ("Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is an item of adjustment for purposes of the alternative minimum tax ("Stock Option Preference").

     Non-Qualified Stock Options. Non-Qualified Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, the optionee recognizes ordinary income upon the exercise of a Non-Qualified Stock Option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

     As a result of the optionee's exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.


     The excess of the fair market value of the stock on the date of exercise of a Non-Qualified Stock Option over the exercise price is not a Stock Option Preference.

     Stock Appreciation Rights. Recipients of SARs do not recognize income upon the grant of such rights. When a Participant elects to receive payment of a SAR, the Participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of Company Common Stock received, and the Company is entitled to a deduction equal to such amount.

     Payment in Shares. If the optionee exercises an option and surrenders stock already owned by the optionee ("Old Shares"), the following rules apply:

     o To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares (provided the option is not an Incentive Stock Option) in an amount equal to the fair market value of such additional shares less any cash paid for them and the Company will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an Incentive Stock Option, the cash, if any, paid for the additional shares) on the date of exercise and the holding period for such additional shares will commence on the date the option is exercised.

     o Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, under proposed regulations promulgated by the U.S. Department of Treasury, if the optionee exercises an Incentive Stock Option by surrendering Old Shares, the holding period for the New Shares will begin on the date the New Shares are transferred to the optionee for purposes of determining whether there is an Early Disposition of the New Shares and, if the optionee makes an Early Disposition of the New Shares, the optionee will be deemed to have disposed of the New Shares with the lowest basis first. If the optionee exercises an Incentive Stock Option by surrendering Old Shares which were acquired through the exercise of an Incentive Stock Option or an option granted under an employee stock purchase plan, and if the surrender occurs prior to the expiration of the holding period applicable to the type of option under which the Old Shares were acquired, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

     o If the Old Shares surrendered were acquired by the optionee by exercise of an Incentive Stock Option, or an option granted under an employee stock purchase plan, then, except as provided in 2 above, the exchange will not constitute an Early Disposition of the Old Shares.

     o Based upon prior rulings of the Internal Revenue Service in analogous areas, it is believed that if an optionee exercises an Incentive Stock Option and surrenders Old Shares and disposes of the New Shares received upon exercise within two years from the date of the grant of the option or within one year from the date of exercise, the following tax consequences would result:

        o To the extent the number of New Shares received upon exercise do not exceed the number of Old Shares surrendered, the disposition of the New Shares will not constitute an Early Disposition (unless the disposition is a surrender of the New Shares in the exercise of an Incentive Stock Option).

        o The disposition of the New Shares will constitute an Early Disposition to the extent the number of New Shares received upon exercise and disposed of exceeds the number of Old Shares surrendered.

     Restricted Stock. Grantees of Restricted Stock do not recognize income at the time of the grant of such stock. However, when shares of Restricted Stock become free from any restrictions, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied, less, in the case of Restricted Stock, the amount paid for the stock. Alternatively, the grantee of Restricted Stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse, in which case the amount of income recognized will be the fair market value of the stock on the date of grant. The Company will be entitled to deduct as compensation the amount includible in the grantee's income in its taxable year in which the grantee recognizes the income.

     Taxation of Preference Items. Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" up to $175,000 ($87,500 in the case of married taxpayers filing separately) and 28% of "alternative minimum taxable" income in excess of $175,000 ($87,500 in the case of married taxpayers filing separately) over (ii) his or her "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.


     Your Board of Directors recommends that you vote "FOR" the amendment to increase shares under the Arch Coal, Inc. 1997 Stock Incentive Plan

           SECTION 162(m) APPROVAL OF THE 1997 STOCK INCENTIVE PLAN


                               (PROXY ITEM NO. 3)

     The Stock Incentive Plan is also being submitted for approval in order to qualify it under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code precludes a public corporation from deducting compensation in excess of $1.0 million per year for its Chief Executive Officer and any of its four other highest paid executive officers. However, if the Company's stockholders have approved the plan, certain performance-based compensation is exempt from this deduction limit.

     The significant terms of the plan are described on pages 19 to 23 of this proxy statement. If the plan is approved, it will meet the stockholder approval requirements of Section 162(m) until 2007 unless the plan terms are materially amended in which case we would again ask for stockholder approval.


               Your Board of Directors recommends that you vote
         "FOR" Section 162(m) approval of the 1997 Stock Incentive Plan

                     RATIFICATION OF INDEPENDENT AUDITORS


                               (PROXY ITEM NO. 4)

     We are asking you to ratify the Board's appointment of Ernst & Young LLP as principal independent auditors to examine the consolidated financial statements of the Company and its subsidiaries for the year 2002. The Audit Committee has recommended the selection of Ernst & Young to the Board. Ernst & Young has acted as Arch Coal's independent auditors since 1997, is knowledgeable about the Company's operations and accounting practices and is well qualified to act as auditor.

     Although we are not required to seek your approval of this appointment, the Board believes it to be sound corporate practice to do so. If you do not ratify the appointment of independent auditors, the Audit Committee will investigate the reasons for your rejection and the Board will reconsider the appointment.

     Representatives of Ernst & Young do not plan to make a formal statement at the annual meeting. However, they will attend the meeting and be available to respond to appropriate questions.


    Your Board of Directors recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors for 2002

                            ADDITIONAL INFORMATION


Information About Stockholder Proposals


     If you wish to submit proposals for possible inclusion in our 2003 proxy materials, we must receive them on or before November 25, 2002. Proposals should be mailed to:


       Arch Coal, Inc.
       One CityPlace Drive
       Suite 300
       St. Louis, Missouri 63141
       Attention: Robert G. Jones, Vice President--Law, General Counsel and Secretary


     If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2002 Annual Meeting of Stockholders, our by-laws provide that:


     o  You must notify Arch Coal's Secretary in writing;


     o Your notice must have been received at Arch Coal's headquarters not earlier than January 25, 2002 and not later than February 14, 2002; and


     o Your notice must contain the specific information required in our by-laws.


     We will send copies of these requirements to any stockholder who writes to us requesting this information. Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2002 Annual Meeting without submitting them for possible inclusion in our 2002 proxy materials.


Multiple Copies of Annual Report to Stockholders


     If more than one copy of Arch Coal's Annual Report is currently being sent to your address, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card, or follow the prompts when you vote if you are a stockholder of record voting by telephone or Internet.


     At least one account must continue to receive the Annual Report either by mail or through the Internet. Mailing of dividends, dividend reinvestment account statements, and any special notices will not be affected by your election to discontinue future duplicate mailings of the Annual Report. To discontinue or resume the mailing of an Annual Report to an account, you may call EquiServe at 1-888-987-6588.


     If you own common stock through a bank, broker or other nominee and receive more than one Arch Coal Annual Report, please contact the holder of record to eliminate duplicate mailings.



                                              ROBERT G. JONES
                                              Vice President--Law, General
                                              Counsel and Secretary


March 21, 2002

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

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER


Organization:

This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Arch Coal, Inc. (the "Company"). The Committee shall review and reassess the charter at least annually. The Charter, and any revisions shall be subject to the approval of the Board. The Committee shall be appointed by the Board and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate and at least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment.

The Committee will have at least three scheduled meetings each year, plus additional meetings as circumstances require. A majority of the members of the Committee will constitute a quorum for the transaction of business. The Committee will keep minutes of its meetings, and will regularly report to the board on its activities, making recommendations as appropriate.


Role of the Committee:

The Committee shall provide assistance to the Board in fulfilling its oversight responsibilities to the shareholders, potential shareholders, the investment community, other constituencies and the Securities and Exchange Commission and the New York Stock Exchange. The Committee will take appropriate actions to set the overall corporate tone for quality financial reporting, sound internal controls and compliance with the law. The Committee will maintain free and open communications between the independent auditors, internal auditors, and management of the Company. The Committee shall have the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and shall be empowered to retain independent counsel, accountants or others to assist in any such investigation.


Responsibilities:

The primary responsibility of the audit committee is to review the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing the Company's financial statements. As set forth in the Internal Audit Charter, the Company's Internal Auditor is responsible for providing the Audit Committee and management with an independent evaluation of the efficiency and effectiveness the Company's internal controls.

Additionally, the Committee recognizes that financial management [including the internal audit staff], as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the outside auditor's work.

The Committee's primary responsibilities shall consist of the following:

     o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, if appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

     o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. The Committee shall meet separately with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations.


     o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.


     o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Additionally, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.


                                  Approved and Adopted by the Board of Directors
                                                                  July 25, 2001

                                   EXHIBIT B


                                ARCH COAL, INC.
                           1997 STOCK INCENTIVE PLAN
                (As Amended and Restated on February 28, 2002)

                                   SECTION 1

                             Statement of Purpose

1.1. The Arch Coal, Inc. 1997 Stock Incentive Plan (the "Plan") has been established by Arch Mineral Corporation, which pursuant to the Agreement and Plan of Merger by and between the Company and Ashland Coal, Inc., et. al, will change its name to Arch Coal, Inc., to become effective at the Effective Time as defined herein in order to:

     (a) attract and retain executive, managerial and other salaried employees;


     (b) motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

     (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

     (d) further identify a Participant's interests with those of the Company's other stockholders through compensation based on the Company's common stock; thereby promoting the long-term financial interest of the Company and its Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.


                                   SECTION 2

                                  Definitions

2.1. Unless the context indicates otherwise, the following terms shall have the meaning set forth below:

     (a) Acquiring Corporation. The term "Acquiring Corporation" shall mean the surviving, continuing successor or purchasing corporation in an acquisition or merger with the Company in which the Company is not the surviving corporation.

     (b) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, Merit Awards, Phantom Stock Awards and Stock acquired through purchase under Section 12.

     (c) Board. The term "Board" shall mean the Board of Directors of the Company acting as such but shall not include the Committee or other committees of the Board acting on behalf of the Board.

     (d) Cause. The term "Cause" shall mean (a) the continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

     (e) Change in Control. A "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act as in effect on the date this Plan is approved by the shareholders of the Company; provided that, without limitation, such a Change in Control shall be deemed to have occurred (1) upon the approval of the Board (or if approval of the Board is not required as a matter of law, the shareholders of the Company) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger in which the holders of the Stock immediately prior to the merger will have more than 50% of the ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, or (2) when any "person" (as defined in Section 13(d) of the Exchange Act), other than a Significant Stockholder, or any subsidiary of the Company or employee benefit plan or trust maintained by the Company or any of its subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of more than 20% of the Stock outstanding at the time, without the prior approval of the Board.

     (f) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (g) Committee. The term "Committee" means the committee of the Board selected in accordance with the provisions of Subsection 4.2.

     (h) Company. The term "Company" means Arch Coal, Inc., a Delaware corporation, which prior to the Effective Date was known as Arch Mineral Corporation.

     (i) Date of Termination. A Participant's "Date of Termination" shall be the date on which his or her employment with all Employers and Related Companies terminates for any reason; provided that for purposes of this Plan only, a Participant's employment shall not be deemed to be terminated by reason of a transfer of the Participant between the Company and a Related Company (including Employers) or between two Related Companies (including Employers); and further provided that a Participant's employment shall not be considered terminated by reason of the Participant's leave of absence from an Employer or a Related Company that is approved in advance by the Participant's Employer.

     (j) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he or she is unable, by reason of a medically determined physical or mental impairment, to carry out his or her duties with an Employer, which condition, in the discretion of the Committee, shall generally be an event which qualifies as a "long term disability" under applicable long term disability benefit programs of the Company.

     (k) Effective Date. The term "Effective Date" shall mean the "Effective Time" of the "Merger" under the Agreement and Plan of Merger dated as of April 4, 1997, among the Company, Ashland Coal, Inc., and AMC Merger Corporation.

     (l) Employee. The term "Employee" shall mean a person with an employment relationship with an Employer.

     (m) Employer. The Company and each Subsidiary which, with the consent of the Company, participates in the Plan for the benefit of its eligible Employees are referred to collectively as the "Employers" and individually as an "Employer".

     (n) Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) Exercise Price. The term "Exercise Price" means, with respect to each share of Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, except as permitted and contemplated by Section 21 of the Plan.

     (p) Fair Market Value. The "Fair Market Value" of the Stock on any given date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of the Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Stock is listed or admitted to trading or, if the Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Stock is not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker making a market in the Stock. If the Stock is not publicly held or so listed or publicly traded, "Fair Market Value" per share of Stock shall mean the Fair Market Value per share as reasonably determined by the Committee.

     (q) Immediate Family. With respect to a particular Participant, the term "Immediate Family" shall mean, whether through consanguinity or adoptive relationships, the Participant's spouse, children, stepchildren, siblings and grandchildren.

     (r) Incentive Stock Option. The term "Incentive Stock Option" shall mean any Incentive Stock Option granted under the Plan.

     (s) Merit Award. The term "Merit Award" shall mean any Merit Award granted under the Plan.

     (t) Non-Employee Director. The term "Non-Employee Director" shall mean a person who qualifies as such under Rule 16b-3(b)(3) under the Exchange Act or any successor provision, and who also qualifies as an "outside director" under
Section 162(m) of the Code.

     (u) Non-Qualified Stock Option. The term "Non-qualified Stock Option" shall mean any Non-Qualified Stock Option granted under the Plan.

     (v) NYSE. The term "NYSE" refers to the New York Stock Exchange, Inc.

     (w) Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

     (x) Participant. The term "Participant" means an Employee who has been granted an award under the Plan.

     (y) Performance-Based Compensation. The term "Performance-Based Compensation" shall have the meaning ascribed to it in Section 162(m)(4)(C) of the Code.

     (z) Performance Goals. The term "Performance Goals" means the goals established by the Committee under an Award which, if met, will entitle the Participant to payment under such Award and will qualify such payment as "Performance-Based Compensation" as that term is used in Code Section 162(m)(4)(C). Such goals will be based upon one or more of the following business criteria: net income; earnings per share; earnings before interest and taxes ("EBIT"); earnings before interest, taxes, depreciation, and amortization ("EBITDA"); debt reduction; safety; return on investment; operating income; operating ratio; cash flow; return on assets; stockholders' return; revenue; return on equity; economic value added (EVA (Registered Trademark) ); operating costs; sales; or compliance with Company policies.

     (aa) Performance Period. The term "Performance Period" shall mean the period over which applicable performance is to be measured.

     (bb) Performance Stock. The term "Performance Stock" shall have the meaning ascribed to it in Section 10 of the Plan.

     (cc) Performance Units. The term "Performance Units" shall have the meaning ascribed to it in Section 11 of the Plan.

     (dd) Phantom Stock Award. The term "Phantom Stock Award" shall mean any Phantom Stock Award granted under the Plan.

     (ee) Plan. The term "Plan" shall mean this Arch Coal, Inc. 1997 Stock Incentive Plan as the same may be from time to time amended or revised.

     (ff) Qualified Retirement Plan. The term "Qualified Retirement Plan" means any plan of an Employer or a Related Company that is intended to be qualified under Section 401(a) of the Code.

     (gg) Related Companies. The term "Related Companies' means any Significant Stockholder and their subsidiaries; and any other company during any period in which it is a Subsidiary or a division of the Company, including any entity acquired by, or merged with or into, the Company or a Subsidiary.

     (hh) Restricted Period. The term "Restricted Period" shall mean the period of time for which shares of Restricted Stock or Restricted Stock Units are subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

     (ii) Restricted Stock. The term "Restricted Stock" shall have the meaning ascribed to it in Section 8 of the Plan.

     (jj) Restricted Stock Units. The term "Restricted Stock Units" shall have the meaning ascribed to it in Section 9 of the Plan.

     (kk) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination under circumstances that constitute such Participant's retirement at normal or early retirement age under the terms of the Qualified Retirement Plan of Participant's Employer that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his or her Date of Termination, under the terms of any applicable retirement policy of the Participant's Employer.

     (ll) SEC. "SEC" means the Securities and Exchange Commission.

     (mm) Significant Stockholder. The term "Significant Stockholder" shall mean any shareholder of the Company who, immediately prior to the Effective Date, owned more than 5% of the common stock of the Company.

     (nn) Stock. The term "Stock" shall mean shares of common stock, $.01 par value per share, of the Company.

     (oo) Stock Appreciation Rights. The term "Stock Appreciation Rights" shall mean any Stock Appreciation Right granted under the Plan.

     (pp) Subsidiary. The term "Subsidiary" shall mean any present or future subsidiary corporation of the Company within the meaning of Code Section 424((f).

     (qq) Tax Date. The term "Tax Date" shall mean the date a withholding tax obligation arises with respect to an Award.


                                   SECTION 3

                                  Eligibility

3.1. Subject to the discretion of the Committee and the terms and conditions of the Plan, the Committee shall determine and designate from time to time, the Employees or other persons as contemplated by Section 21 of the Plan who will be granted one or more Awards under the Plan.


                                   SECTION 4

                          Operation and Administration

4.1. The Plan has been adopted by the Board on April 1, 1997, effective as of the Effective Date, subject to the further approval of the shareholders of the Company. In addition, if the Plan is approved by the shareholders, to the extent required pursuant to Section 162(m) of the Code, it or any part thereof shall be resubmitted to shareholders for reapproval at the first shareholders' meeting that occurs during the fifth year following the year of the initial approval and thereafter at five year intervals, in each case, as may be required to qualify any Award hereunder as Performance-Based Compensation. The Plan shall be unlimited in duration and remain in effect until termination by the Board; provided however, that no Incentive Stock Option may be granted under the Plan after April 1, 2007.

4.2. The Plan shall be administered by the Committee which shall consist of two or more members of the Board who are Non-Employee Directors. Plenary authority to manage and control the operation and administration of the Plan shall be vested in the Committee, which authority shall include, but shall not be limited to:

     (a) Subject to the provisions of the Plan, the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

     (b) Subject to the provisions of the Plan, the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

     (c) The authority and discretion to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to make all other determinations that it deems necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award, in each case, in the manner and to the extent the Committee deems necessary or advisable to carry it into effect.

4.3. Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Provided, however, that except as otherwise permitted under Treasury Regulation 1.162-27(e)(2)(iii)(C), the Committee may not increase any Award once made if payment under such Award is intended to constitute Performance-Based Compensation.

4.4. The Committee may only act at a meeting by unanimous consent if comprised of two members, and otherwise by a majority of its members. Any determination of the Committee may be made without a meeting by the unanimous written consent of its members. In addition, the Committee may authorize one or more of its members or any officer of an Employer to execute and deliver documents and perform other administrative acts pursuant to the Plan.

4.5. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or gross misconduct. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against, the Committee or its members or authorized delegates by reason of the performance of any action pursuant to the Plan if the Committee or its members or authorized delegates did not act in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance policy, contract with the indemnitee or the Company's By-laws.

4.6. Notwithstanding any other provision of the Plan to the contrary, but without giving effect to Awards made pursuant to Section 21, the maximum number of shares of Stock with respect to which any Participant may receive any Award of an Option or a Stock Appreciation Right under the Plan during any calendar year is 300,000; the maximum number of shares with respect to which any Participant may receive Awards of Restricted Stock during any calendar year is 100,000; the maximum number of shares with respect to which any Participant may receive Merit Awards during any calendar year is 100,000; and the maximum number of shares with respect to which any Participant may receive other Awards during any calendar year is 100,000.

4.7. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code Section 162(m)(4)(C), it may, at or prior to the time an Award is granted, establish Performance Goals for a particular Performance Period. If the Committee establishes Performance Goals for a Performance Period, it may approve a payment from that particular Performance Period upon attainment of the Performance Goal.


                                   SECTION 5

                        Shares Available Under the Plan

5.1. The shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in the open market or in private transactions. Subject to the provisions of Section 16, the total number of shares of Stock available for grant of Awards shall not exceed nine million (9,000,000) shares of Stock. Except as otherwise provided herein, if any Award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purposes of the Plan. Any shares of Stock which are used as full or partial payment to the Company upon exercise of an Award shall be available for purposes of the Plan.


                                   SECTION 6

                                    Options

6.1. The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this
Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, and subject to Subsection 6.6 and Sections 15 and 20, shall not be exercisable for at least six months from the date of grant, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in
Section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code.

6.2. The Committee shall designate the Employees to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, but only to the extent required by
Section 422 of the Code.

6.3. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section shall be subject to the following terms of this Subsection 6.3:

     (a) The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall the price per share be less than the Fair Market Value per share on the date of the grant except as otherwise permitted by Section 21 of the Plan;

     (b) The full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto; and

     (c) The purchase price shall be paid either in cash, in shares of Stock (valued at Fair Market Value as of the day of exercise), through a combination of cash and Stock (so valued) or through such cashless exercise arrangement as may be approved by the Committee and established by the Company, provided that any shares of Stock used for payment shall have been owned by the Participant for at least six (6) months.

6.4. Except as otherwise expressly provided in the Plan, an Option granted under this Section 6 shall be exercisable in accordance with the following terms of this Subsection 6.4.

     (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

     (b) The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

6.5. The exercise period of any Option shall be determined by the Committee but the term of any Option shall not extend more than ten years after the date of grant.


                                   SECTION 7

                           Stock Appreciation Rights

7.1. Subject to the terms of this Section 7, a Stock Appreciation Right granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with Subsection 7.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

7.2. Subject to the provisions of the Plan, the Committee shall designate the Employees to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option then, in the discretion of the Committee, the Stock Appreciation Right may, but need not, be granted in tandem with the Option.

7.3. The exercise of Stock Appreciation Rights shall be subject to the following:

     (a) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights but, subject to Sections 15 and 20, shall not be exercisable for six months from the date of grant and the term of any Stock Appreciation Right shall not extend more than ten years from the date of grant; and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Stock Appreciation Rights, or achievement of objectives relating to Stock ownership by the Participant; and

     (b) If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable only at the time the tandem Option is exercisable and the exercise of the Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

7.4. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with Subsection 7.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination of Stock or cash, in the discretion of the Committee.


                                   SECTION 8

                                Restricted Stock

8.1. Subject to the terms of this Section 8, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee, with some or all of those conditions relating to events (such as continued employment or satisfaction of performance criteria) occurring after the date of the grant of the Award, provided, however, that to the extent that vesting of a Restricted Stock Award is contingent on continued employment, the required employment period shall generally (unless otherwise determined by the Committee) not be less than one year following the grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company. To the extent, if any, required by the General Corporation Law of the State of Delaware, a Participant's receipt of an Award of newly issued shares of Restricted Stock shall be made subject to payment by the Participant of an amount equal to the aggregate par value of such newly issued shares of Stock.

8.2. The Committee shall designate the Employees to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares under this Section 8 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

8.3. Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

     (a) Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period;

     (b) The Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee or as otherwise provided by the Plan, the right to receive all dividends and other distributions paid on such shares;

     (c) Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant but, at the discretion of the Committee, each such certificate may be deposited with the Company with a stock power endorsed in blank or in a bank designated by the Committee;

     (d) The Committee may award Restricted Stock as Performance-Based Compensation, which shall be Restricted Stock that will be earned (or for which earning is accelerated) upon the achievement of Performance Goals established by the Committee and the Committee may specify the number of shares that will be earned upon achievement of different levels of performance; except as otherwise provided by the Committee, achievement of maximum targets during the Performance Period shall result in the Participant's earning of the full amount of Restricted Stock comprising such Performance-Based Compensation and, in the discretion of the Committee, achievement of the minimum target but less than the maximum target, the Committee may result in the Participant's earning of a portion of the Award; and

     (e) Except as otherwise provided by the Committee, any Restricted Stock which is not earned by the end of a Restricted Period or Performance Period, as the case may be, shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Restricted Period or Performance Period, as the case may be, the Committee may determine, in its sole discretion, that the Participant will be entitled to settlement of all or any portion of the Restricted Stock as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable. Subject to the limitations of the Plan and the Award of Restricted Stock, upon the vesting of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to the Participant (or his or her legal representative, beneficiary or heir).


                                   SECTION 9

                            Restricted Stock Units

9.1. Subject to the terms of this Section 9, a Restricted Stock Unit entitles a Participant to receive shares for the units at the end of a Restricted Period to the extent provided by the Award with the vesting of such units to be contingent upon such conditions as may be established by the Committee (such as continued employment or satisfaction of performance criteria) occurring after the date of grant of the Award, provided, however, that to the extent that the vesting of a Restricted Stock Unit is contingent on continued employment, the required employment period shall generally not be less than one year following the date of grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company. The Award of Restricted Stock Units under this Section 9 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

9.2. The Committee shall designate the Employees to whom Restricted Stock Units shall be granted and the number of units that are subject to each such Award. During any period in which Restricted Stock Units are outstanding and have not been settled in Stock, the Participant shall not have the rights of a stockholder, but, in the discretion of the Committee, may be granted the right to receive a payment from the Company in lieu of a dividend in an amount equal to any cash dividends that might be paid during the Restricted Period.

9.3 Except as otherwise provided by the Committee, any Restricted Stock Unit which is not earned by the end of a Restricted Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Restricted Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all, any portion, or none of the Restricted Stock Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.


                                  SECTION 10

                               Performance Stock

10.1. Subject to the terms of this Section 10, an Award of Performance Stock provides for the distribution of Stock to a Participant upon the achievement of performance objectives, which may include Performance Goals, established by the Committee.

10.2. The Committee shall designate the Employees to whom Awards of Performance Stock are to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares of Performance Stock under this Section 10 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

10.3. Except as otherwise provided by the Committee, any Award of Performance Stock which is not earned by the end of the Performance Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all, any portion, or none of the Performance Stock as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable.


                                  SECTION 11

                               Performance Units

11.1. Subject to the terms of this Section 11, the Award of Performance Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of Performance Units earned, and value received from them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met.

11.2. The Committee shall designate the Employees to whom Performance Units are to be granted, and the number of Performance Units to be subject to each such Award.

11.3. For each Participant, the Committee will determine the value of Performance Units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be settled in cash and/or shares of Stock.

11.4. Settlement of Performance Units shall be subject to the following:

     (a) The Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of Performance Units as to which settlement is to be made;

     (b) Settlement of Performance Units earned shall be wholly in cash, wholly in Stock or in a combination of the two, to be distributed in a lump sum or installments, as determined by the Committee; and

     (c) Shares of Stock distributed in settlement of Performance Units shall be subject to such vesting requirements and other conditions, if any, as the Committee shall determine, including, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 8.

11.5. Except as otherwise provided by the Committee, any Award of Performance Units which is not earned by the end of the Performance Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all, any portion, or none of the Performance Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.


                                  SECTION 12

                            Stock Purchase Program

12.1. The Committee may, from time to time, establish one or more programs under which Employees will be permitted to purchase shares of Stock under the Plan, and shall designate the Employees eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 75% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Stock value over a period determined by the Committee), and further provided that if newly issued shares of Stock are sold, the purchase price may not be less than the aggregate par value of such newly issued shares of Stock.

12.2. The Committee may impose such restrictions with respect to shares purchased under this Section 12, as the Committee, in its sole discretion, determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 8.


                                  SECTION 13

                                  Merit Awards

13.1. The Committee may from time to time make an Award of Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee for any such Merit Award, if any, shall be fixed by the Committee from time to time, but, if required by the General Corporation Law of the State of Delaware, it shall not be less than the aggregate par value of the shares of Stock awarded to him or her.


                                  SECTION 14

                              Phantom Stock Awards

14.1. The Committee may make Phantom Stock Awards to selected Employees which may be based solely on the value of the underlying shares of Stock, solely on any earnings or appreciation thereon, or both. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the number of hypothetical or target shares as to which each such Phantom Stock Award is subject and to determine the terms and conditions of each such Phantom Stock Award. There may be more than one Phantom Stock Award in existence at any one time with respect to a selected Employee, and the terms and conditions of each such Phantom Stock Award may differ from each other.

14.2. The Committee shall establish vesting or performance measures for each Phantom Stock Award on the basis of such criteria and to accomplish such objectives as the Committee may from time to time, in its sole discretion, determine. Such measures may be based on years of service or periods of employment, or the achievement of individual or corporate performance objectives, but shall, in each instance, be based upon one or more of the business criteria as determined pursuant to Section 4.7. The vesting and performance measures determined by the Committee shall be established at the time a Phantom Stock Award is made. Phantom Stock Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as provided in
Section 17, during the Performance Period.

14.3. The Committee shall determine, in its sole discretion, the manner of payment, which may include cash or shares of Stock in such proportions as the Committee shall determine.

14.4. Except as otherwise provided by the Committee, any Award of Phantom Stock which is not earned by the end of the Performance Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or a portion of the Phantom Stock for which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of Phantom Stock or make such other adjustment as the Committee, in its sole discretion, deems desirable.


                                  SECTION 15

                           Termination of Employment

15.1. If a Participant's employment is terminated by the Participant's Employer for Cause or if the Participant's employment is terminated by the Participant without the written consent and approval of the Participant's Employer, all of the Participant's unvested Awards, including any unexercised Options, shall be forfeited.

15.2. If a Participant's Date of Termination occurs by reason of death, Disability or Retirement, all Options and Stock Appreciation Rights outstanding immediately prior to the Participant's Date of Termination shall immediately become exercisable and shall be exercisable until one year from the Participant's Date of Termination and thereafter shall be forfeited if not exercised, and all restrictions on any Awards outstanding immediately prior to the Participant's Date of Termination shall immediately lapse. Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's death may be exercised by the Participant's designated beneficiary or, in the absence of such designation, by the person to whom the Participant's rights will pass by will or the laws of descent and distribution.


15.3. If a Participant's Date of Termination occurs by reason of Participant's employment being terminated by the Participant's Employer for any reason other than Cause, or by the Participant with the written consent and approval of the Participant's Employer, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to the Participant's Date of Termination (except that, to the extent that an Award of Restricted Stock, Restricted Stock Units, Performance Units, Performance Stock and Phantom Stock is subject to a Performance Period), such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to the Date of Termination and shall be determined at the end of the Performance Period. The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

15.4. Options and Stock Appreciation Rights which are or become exercisable by reason of the Participant's employment being terminated by the Participant's Employer for reasons other than Cause or by the Participant with the consent and approval of the Participant's Employer, shall be exercisable until 60 days from the Participant's Termination Date and shall thereafter be forfeited if not exercised.

15.5. Except to the extent the Company shall otherwise determine, if, as a result of a sale or other transaction (other than a Change in Control), a Participant's Employer ceases to be a Related Company (and the Participant's Employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant's employment being terminated by the Participant's Employer for a reason other than Cause.

15.6. Notwithstanding the foregoing provisions of this Section 15, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant's Date of Termination, determine that a Participant's Date of Termination will not result in forfeiture or other termination of the Award, or may extend the period during which any Options or Stock Appreciation Rights may be exercised, but shall not extend such period beyond the expiration date set forth in the Award.


                                  SECTION 16

                             Adjustments to Shares

16.1. If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall appropriately adjust (i) the number of shares of Stock available under the Plan, (ii) the number of shares of Stock available under any individual or other limitations under the Plan, (iii) the number of shares of Stock subject to outstanding Awards and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

16.2. If the Committee determines that an adjustment in accordance with the provisions of Subsection 16.1 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

16.3. To the extent that any reorganization, merger, consolidation, or similar event or any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock hereunder is also accompanied by or related to a Change in Control, the adjustment hereunder shall be made prior to the acceleration contemplated by Section 20.

                                  SECTION 17

                     Transferability and Deferral of Awards

17.1. Awards under the Plan are not transferable except by will or by the laws of descent and distribution. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 17, the Committee may, subject to any restrictions under applicable securities laws, permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a Partnership comprised solely of members of the Participant's Immediate Family), subject to such limits as the Committee may establish, provided the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

17.2. The Committee may permit a Participant to elect to defer payment under an Award under such terms and conditions as the Committee, in its sole discretion, may determine; provided that any such deferral election must be made prior to the time the Participant has become entitled to payment under the Award.

                                  SECTION 18

                                Award Agreement

18.1. Each Participant granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the Participant in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with an Employer nor shall it restrict the right of an Employer to terminate a Participant's employment at any time for any reason, not withstanding the fact that the Participant's rights under this Plan may be negatively affected by such action.


                                  SECTION 19

                                Tax Withholding

19.1 All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share.


                                  SECTION 20

                               Change in Control

20.1. After giving effect to the provisions of Section 16 (relating to the adjustment of shares of Stock), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

     (a) All outstanding Options (regardless of whether in tandem with Stock Appreciation Rights) shall become fully exercisable and may be exercised at any time during the original term of the Option;

     (b) All outstanding Stock Appreciation Rights (regardless of whether in tandem with Options) shall become fully exercisable and may be exercised at any time during the original term of the Option;

     (c) All shares of Stock subject to Awards shall become fully vested and be distributed to the Participant; and

     (d) Performance Units may be paid out in such manner and amounts as may be reasonably determined by the Committee.


                                  SECTION 21

                             Mergers / Acquisitions

21.1 In the event of any merger or acquisition involving the Company and/or a Subsidiary of the Company and another entity which results in the Company being the survivor or the surviving direct or indirect parent corporation of the merged or acquired entity, the Committee may grant Awards under the provisions of the Plan in substitution for awards held by employees or former employees of such other entity under any plan of such entity immediately prior to such merger or acquisition upon such terms and conditions as the Committee, in its discretion, shall determine and as otherwise may be required by the Code to ensure such substitution is not treated as the grant of a new Award for tax or accounting purposes.

21.2 In the event of a merger or acquisition involving the Company in which the Company is not the surviving corporation, the Acquiring Corporation shall either assume the Company's rights and obligations under outstanding Awards or substitute awards under the Acquiring Corporation's plans, or if none, securities for such outstanding Awards. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Awards, and without limiting Section 20, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 21.2 shall be conditioned upon the consummation of the merger or consolidation. Unless otherwise provided in the Plan or the Award, any Awards which are neither assumed by the Acquiring Corporation nor exercised on or prior to the date of the transaction shall terminate effective as of the effective date of the transaction.


                                  SECTION 22

                           Termination and Amendment


22.1 The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (a) increase the aggregate number of shares of Stock which may be issued under the Plan, (b) would change the method of determining the exercise price of Options, other than to change the method of determining Fair Market Value of Stock as set forth in Section 2.1(o) of the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Section 16 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially and adversely affect a Participant's rights under such Award without the Participant's consent.

                                Arch Coal, Inc.

                         Annual Meeting of Stockholders

                                 CityPlace One
                             Lower Level Auditorium
                              One CityPlace Drive
                           St. Louis, Missouri 63141
                                 (314) 994-2700


       Directions to the Arch Coal, Inc. Annual Meeting of Stockholders:

       From Downtown St. Louis: Take Interstate 64 West to 270 North. Exit at Olive Boulevard. Take Olive Boulevard East to CityPlace Drive. North on CityPlace Drive to Arch Coal's headquarters at CityPlace One.

       From Lambert International Airport: Take Highway 70 West to 270 South. Exit at Olive Boulevard. Take Olive Boulevard East to CityPlace Drive. North on CityPlace Drive to Arch Coal's headquarters at CityPlace One.



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PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                ARCH COAL, INC.
                      2002 ANNUAL MEETING OF STOCKHOLDERS
           CITYPLACE ONE, LOWER LEVEL AUDITORIUM, ONE CITYPLACE DRIVE
                           ST. LOUIS, MISSOURI 63141
                   APRIL 25, 2002 AT 10:00 A.M., CENTRAL TIME


The undersigned hereby appoints STEVEN F. LEER and ROBERT G. JONES, and each of them, with power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present at the Annual Meeting of Stockholders of Arch Coal, Inc. to be held at its headquarters at CityPlace One, St. Louis, Missouri, at 10:00 a.m. on Thursday, April 25, 2002, lower level auditorium, and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and all other matters properly coming before the meeting.

If the undersigned is a participant in the Arch Coal, Inc. Employee Thrift Plan (including pursuant to the Mingo Logan Savings Plan), and this proxy card is received on or before April 19, 2002, then this card also provides voting instructions to the trustee of such plan to vote at the Annual Meeting, and any adjournments thereof, all shares of Arch Coal common stock held in the undersigned's plan account as specified upon the matters set forth on the reverse side hereof and all other matters properly coming before the meeting. If the undersigned is a participant in one of these plans and does not instruct the trustee by April 19, 2002, then the trustee will vote the undersigned's plan account shares in proportion to the votes of the other participants in that plan. In addition, the trustee will vote unallocated shares in the plan in direct proportion to voting by allocated shares for which instructions have been received.

PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR PROXY BY TELEPHONE OR INTERNET. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, and mailing in your ballot or by voting by telephone or Internet. If you vote by mail, you need not mark any boxes, if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you vote.

           YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING YOUR SHARES.

--------------------------------------------------------------------------------

ARCH COAL, INC.
CITYPLACE ONE
ONE CITYPLACE DRIVE, SUITE 300
ST. LOUIS, MO 63141


VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Arch Coal, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                   ARCHC1    KEEP THIS PORTION FOR YOUR RECORDS
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              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


ARCH COAL, INC.

     This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all proposals. Your Board of Directors recommends a vote FOR all proposals.

     1. Election of Directors
        Nominees:  01) James R. Boyd
                   02) Douglas H. Hunt
                   03) A. Michael Perry

     For      Withhold        For All
     All         All          Except

     [ ]         [ ]            [ ]


     To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.


     -------------------------------------------------------------------

     Vote On Proposals

                                                                                         For   Against   Abstain

     2.  Approval of Amendment to Increase Shares under the 1997 Stock Incentive Plan    [ ]      [ ]       [ ]

     3.  Section 162(m) Approval of the 1997 Stock Incentive Plan                        [ ]      [ ]       [ ]

     4.  Ratification of Ernst & Young LLP as independent auditors for 2002              [ ]      [ ]       [ ]

NOTE: Please sign exactly as your name or names appear on this proxy card, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

I consent to receive future stockholder communications over the Internet     [ ]

I wish to discontinue duplicate mailings on this account                     [ ]

I plan to attend the Annual Meeting                                          [ ]



-------------------------------------------    --------------------------------
Signature [PLEASE SIGN WITHIN BOX]  Date       Signature (Joint Owners) Date

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